UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A2


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                                  May 15, 1998
                                (Date of report)



                                 HomeSide, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                           1-12655                           59-3387041
(State or other jurisdiction  (Commission file number)         (I.R.S. Employer
       of incorporation)                                     Identification No.)


                   7301 Baymeadows Way, Jacksonville, FL 32256
               (Address of principal executive offices) (Zip Code)

                                 (904) 281-3000
              (Registrant's telephone number, including area code)





















Item 4.  Changes in Registrant's Certifying Accountant


         (a) Effective April 1, 1998, HomeSide, Inc. dismissed its prior certifying accountants, Arthur Andersen, L.L.P. and retained as its new certifying accountants, KPMG Peat Marwick, L.L.P. Arthur Andersen's report on HomeSide's financial statements during the two most recent fiscal years and all subsequent interim periods preceding the date hereof contained no adverse opinion or a disclaimer of opinions, and was not qualified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by HomeSide's Board of Directors.

         During the last two fiscal years and the subsequent interim period to the date hereof, there were no disagreements between HomeSide and Arthur
Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

         None of the "reportable events" described in Item 304(a)(1) of Regulation S-K occurred with respect to HomeSide within the last two fiscal years and the subsequent interim period to the date hereof.

         (b) Effective April 1, 1998, HomeSide Lending engaged KPMG Peat Marwick, L.L.P. as its principal accountants. During the last two fiscal years and the subsequent interim period to the date hereof, HomeSide did not consult KPMG Peat Marwick regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.


Item 7.  Financial Statements and Exhibits

         (c)       Exhibits

                  Exhibit 16 - Letter from Arthur Andersen to the Securities and Exchange Commission dated April 6, 1998.

                  Exhibit 16.1 - Letter from Arthur Andersen to the HomeSide, Inc. dated May 15, 1998

                                   Signatures


Pursuant to the requirements of the securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    HomeSide , Inc.
                                    (Registrant)


Date:  April 3, 1998                 By:_/s/Ann Mackey_______________
                                        Ann Mackey
                                        Senior Vice President, Finance Director